    EXHIBIT 99.1

Investor Update as of January 19, 2024

The fourth quarter and full year 2023 estimates and first quarter 2024 guidance items provided below are based on the Company's current estimates and are not a guarantee of future performance. The Company’s unaudited interim consolidated financial statements for the fourth quarter and full year 2023 are not yet complete and results may vary from these preliminary estimates upon completion of closing procedures. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Total revenue for the fourth quarter 2023 is expected to be at the high end of the Company’s initial guidance, as bookings for the peak travel period over Christmas and New Years were strong. Operating expenses are estimated to come in better than expected primarily due to lower fuel costs driven by better than expected fuel efficiency, lower airport costs and other items, driven by strong operational performance and reliability, with the Company reporting a top 3 completion factor of 99.7% during the holiday period. Adjusted operating margin guidance for the fourth quarter 2023 is positively revised 450 basis points from negative 15 to 19 percent to negative 12 to 13 percent.

As of December 31, 2023, Spirit had $1.3 billion of liquidity, including unrestricted cash and cash equivalents, short-term investment securities and $300 million of liquidity under the Company’s revolving credit facility.

During the fourth quarter, the Company took several steps to shore up its liquidity to allow it time to make the necessary strategic shifts to enable the Company to compete effectively in the current demand backdrop and to return the business to profitability.
In November 2023, Spirit modified its Revolving Credit Facility to, among other things, extend the final maturity to September 30, 2025.

In December 2023, the Company completed sale-leaseback transactions for 20 aircraft, resulting in repayment of approximately $325 million of indebtedness on those aircraft and net cash proceeds of $320 million. In January 2024, the Company completed sale-leaseback transactions for an additional five aircraft, resulting in repayment of approximately $140 million of indebtedness on those aircraft and net cash proceeds of $99 million. In total, these transactions resulted in net cash proceeds to the Company of approximately $419 million.

Spirit and Pratt & Whitney have been in negotiations regarding fair compensation for the financial damages related to the geared turbo fan (GTF) neo engine availability issues. Discussions with Pratt have progressed considerably since October, and while no agreement has been reached to date, the Company believes the amount of compensation it will receive will be a significant source of liquidity over the next couple of years.

The Company is also assessing options to refinance its 2025 debt maturities, including the $1.1 billion of aggregate principal amount of 8.00% Senior Secured Notes.

For the first quarter 2024, the Company estimates capacity growth will be up 1 to 2 percent year over year.

Spirit plans to conduct a conference call to discuss fourth quarter results and its forward outlook on February 8, 2024 at 10:00 a.m. Eastern US Time.

The Merger Agreement between Spirit and JetBlue and Sundown Acquisition Corp., wholly owned subsidiary of JetBlue, dated July 28, 2022 remains in full force and effect.

On January 16, 2024, Spirit Airlines, Inc. (“Spirit”) and JetBlue Airways Corporation (“JetBlue”) issued a joint statement announcing (i) that the United States District Court for the District of Massachusetts (the “Court”) has granted the U.S. Department of Justice’s request for a permanent injunction against the proposed merger of Spirit and JetBlue and (ii) that JetBlue and Spirit are reviewing the Court’s decision and evaluating next steps.

Spirit has stated that it disagrees with the U.S. District Court’s ruling and continues to believe that a combination with JetBlue is the best opportunity to increase much needed competition and choice by bringing low fares and great service to more customers in more markets while enhancing their ability to compete with the dominant U.S. carriers. JetBlue’s termination of the Northeast Alliance and commitment to significant divestitures have removed any reasonable anti-competitive concerns that the Department of Justice raised.

The Company’s unaudited interim consolidated financial statements for the fourth quarter and full year 2023 are not yet complete and results may vary from these preliminary estimates upon completion of closing procedures.

Fourth Quarter 2023E
Total revenues ($millions)	$1,320
Adjusted Operating margin (%)(1)	(12)% - (13)%
Fuel cost per gallon ($)(2)	$3.18
Fuel gallons (millions)	153
Total other (income) expense ($millions)(3)	$29
Tax rate for adjusted income(4)	22.6%
Weighted average diluted share count (millions)	109.2

Full Year 2023E
Total capital expenditures ($millions)(5)
Pre-delivery deposits, net of refunds	$(25)
Aircraft and engine purchases	$30
Other capital expenditures	$225

4Q23A
Available seat miles % change vs. 2022	14.8%

1Q24E
Available seat miles % change vs. 2023	1% to 2%

    EXHIBIT 99.1
Footnotes
(1)Excludes special items, which may include loss on disposal of assets, special charges and credits and other items which are not estimable at this time.
(2)Includes fuel taxes and into-plane fuel cost.
(3)Includes interest expense, capitalized interest, interest income and other income and expense. Includes a $0.3 million unfavorable mark to market adjustment related to the derivative portion of the 2026 Convertible Notes.
(4)Based on the Company’s statutory tax rate.
(5)Total capital expenditures assumes all new aircraft deliveries are either delivered under direct leases or financed through sale-leaseback transactions.

Non-GAAP Financial Measures
Adjusted operating expenses and adjusted operating margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. These non-GAAP financial measures are provided because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. Investors are encouraged to read this investor update in conjunction with the company's Earnings Release which provides additional information about the company's non-GAAP financial measures and is included along with this investor update in the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission. The Earnings Release is also available at https://ir.spirit.com.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

Forward Looking Statements
Forward-Looking Statements in this investor update and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2023 and 2024 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, negotiations with Pratt & Whitney regarding neo engine availability issues, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, the consummation of the merger with JetBlue and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. Furthermore, such forward-looking statements speak only as of the date of this investor update. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.